POWER OF ATTORNEY

       I, Christopher Thomsen,
hereby constitute and appoint
Matthew W. Marzetti, Tiara Wills,
David I. Meyers, and M. Elizabeth
Petty as true and lawful attorneys
for me and in my name to sign or
certify and file, or cause to be
filed, with the appropriate
authority any and all reports,
forms or profiles, in paper
format or electronic format,
relating to my ownership,
direction, control or trading
in the securities of Lumber
Liquidators Holdings, Inc.
(hereinafter referred to as
the "Corporation") and/or any
of the Corporation's subsidiaries,
affiliates, associates, and/or
any company of which any of the
foregoing corporations is an insider,
which are required to be filed
pursuant to the provisions of the
Securities Exchange Act of 1934 of
the United States of America, and
regulations and rules made pursuant
thereto, and/or the laws, regulations
and rules of any other jurisdictions
in which such reports or profiles
must be filed, as a consequence of
my being, or being deemed to be,
an insider of the Corporation and/or
any of the Corporation's subsidiaries,
affiliates, associates, and/or any
company of which any of the foregoing
corporations is an insider.  I hereby
revoke any power of attorney heretofore
made in this regard.  This power of
attorney shall remain effective
until revoked in writing.

DATED at Toano, Virginia
          (City/Town)     (State/Province)


This 15th day of September, 2017.


/s/ Christopher Thomsen
Christopher Thomsen